UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Global Smoothie Supply, Inc.

Texas	5149	20-2784-176
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4428 University Boulevard Dallas, TX 75205 214-769-0836 Fax: 214-521-4749
Copies to:
Novi & Wilkin Attorneys at Law 1325 Airmotive Way, Suite 140 Reno, NV 89502 775-232-1950 Fax: 775-201-8331

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

i

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share ($)		Proposed Maximum Aggregate Offering Price ($)(2)	Amount of Registration Fee($)

Shares of Common
Stock, No par value	20,000,000	$0.25	(2)	$5,000,000	$279.00
Shares of Common
Stock, No par value	819,270	$0.25	(3)	$204,818	$11.43

Total Fee Due				$5,204,818	$290.43

1	Of the 20,819,270 shares registered pursuant to this registration statement, 20,000,000 shares are being offered by a direct offering, and 819,270 shares are offered by the selling shareholders.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

3
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.   The Company will derive no financial benefit from the sales of these shares. The shares will be offered at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

ii

Prospectus
Global Smoothie Supply, Inc.

20,000,000 Shares of Common Stock
$0.25 Per share
 $5,000,000

This is the initial offering of Common stock of Global Smoothie Supply, Inc. (GSS) and no public market currently exists for the securities being offered. GSS (“Company,” “we,” “us,” and “our”) is offering 20,000,000 shares of its common stock at a price of $0.25 per share, on a “self-underwritten” best efforts basis, with no minimum. The officers and directors of the Company intend to sell the shares directly. The intended methods of communication include, without limitation, telephone and personal contact. For more information, see the section titled “Plan of Distribution” herein.

The proceeds from the sale of the shares in this offering will be payable to the Company.

In addition, 819,270 common shares are being offered by existing shareholders of the Company. The Company will derive no financial benefit from the sales of these shares. The shares will be offered at $0.25 per share by its selling shareholders until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

The offering will end no later than 180 days from the date of the Prospectus. If we sell the maximum number of shares prior to 180 days from the date of the Prospectus, the offering will end on or about the date that we sell the maximum number of shares.  In addition, if we abandon the offering for any reason prior to 180 days from the date of the Prospectus, we will terminate the offering

Officers and directors of the issuer and affiliates thereof will not be purchasing any shares in this offering.

Prior to this offering, there has been no public market for the Company’s common stock.

Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
20,000,000	$0.25	$0.00	$5,000,000

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” beginning on Page 5 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

The Company does not plan to use this offering Prospectus before the effective date.

Subject to Completion, Dated _________, 2009

Global Smoothie Supply, Inc.
4428 University Blvd
Dallas, TX 75205
214-769-0836

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding Global Smoothie Supply, Inc (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “GSS” are to the Company.

GENERAL INFORMATION ABOUT OUR COMPANY

Founded by David C. Tiller, Donald M. Roberts and Harry B. Ireland, GSS was formed with one goal: to become the dominant provider of fresh-fruit smoothie systems for the convenience retail and other appropriate channels. These self-serve systems are installed in turnkey fashion, are self-cleaning and require minimal attention and maintenance.

The GSS idea is simple: to transform the fresh-fruit smoothie market by offering consumers a new approach - a “grab-and-go” convenience store alternative. Just as carbonated beverages were once served at neighborhood soda fountains before evolving into the modern era of self-serve dispensers, GSS believes the market for smoothies and frozen coffee beverages is destined to develop in the same direction.  Fresh-fruit smoothies are poised to become the ubiquitous choice of today’s active-lifestyle generation, whose members value convenience and insist on healthier fare choices. Fresh-fruit smoothies in particular may be viewed by consumers as healthy substitutes for any regular meal, be it breakfast, lunch, or dinner, or as a “tide-me-over” snack in between. This grab-and-go trend among customers remains especially true of breakfast. According to the NPD Group, Inc., a provider of consumer and retail market research information for a wide range of industries, “on-the-go” breakfasts are on the rise, accounting for nearly 6% of all breakfasts eaten.

For these reasons, the GSS smoothie machine is tailored to the Convenience Store (C-store) environment. Our manufacturer, Blendtec, is the nation’s foremost developer of automated dispensing/blending equipment, with a solid reputation for quality and a successful track record. The self-serve smoothie machine designed for GSS by Blendtec currently has US patents and patents pending and has Electrical Testing Laboratories (ETL) and National Safety Federation (NSF) certification.

The machine is designed to accommodate easy-to-use modular “bag in box” cased product, the puree. These puree formulations have been developed and co-branded exclusively for GSS, and are manufactured and distributed on our behalf.

The flavor line has the capacity for future expansion and modification, with an initial menu that includes multiple fruit-based choices and one coffee-based offering. GSS hopes to promote, install, and maintain the machines using a nationwide sales force and a network of trained service technicians.

Management believes that an expansion strategy focusing on Convenience Stores and other channels would provide a great degree of quality and add significant scale to our business model, further enabling an aggressive expansion strategy. We intend to follow a strategy of expanding store locations in existing markets. We will grow our concept and brand through several channels simultaneously, including C-stores and other retail channels. These would include Quick-Serve Restaurants (QSRs like McDonalds, Subway and Starbucks,) Sports Venues, University Campuses and High Schools, Resorts and Cruise Ships, Sports, Racquetball, Health and Country Clubs, High-rise Business and Hospital Complexes, as well as any high-traffic portals, like Airports, Sea Ports, and Train and Bus Stations. Serving these many and varied channels also opens up franchising opportunities to further accelerate market penetration and expand the GSS market share.

The market for self-serve smoothies is well-defined. There were 144,875  convenience stores in the United States in 2008 and, according to Convenience Store Decisions, a renowned resource for the food services industry, these stores accounted for nearly $174 billion in non-petroleum sales.  We believe this represents an unparalleled opportunity to leverage the nation’s largest convenience store chains, such as 7-ELEVEN, which currently holds the unquestioned market leader position.

C-store retail market penetration provides ready access to a consumer population that numbers in the hundreds of millions - a population that is increasingly, and importantly, undergoing two key behavioral shifts. Specifically, these consumers are:

1.	seeking healthier alternatives to traditional cold beverage drinks; and
2.	making purchase decisions that help reinforce a more active lifestyle.

A 2006 Meyers Research Center (MRC) study found that more and more consumers are making C-store purchases based on the role such stores play “in their day to day activities.” In other words, consumers are increasingly stopping at convenience stores because they have a specific category purchase in mind. With on-the-go dining and snacking moving to the American meal forefront, the U.S. smoothie market has been flooded with consumers looking for a quick, portable meal alternative. Last year, smoothie makers raked in more than $2 billion from made-to-order and packaged smoothies, up more than 80 percent in the last five years. (From Market Research World, a market research resource )

THE OFFERING

Securities Being Offered:
20,000,000 Shares of common stock, No par value, at a price of $0.25 per share, and an additional 819,270 common shares held by 47 selling shareholders at $0.25, for which the Company will receive no financial benefit.

Offering Price per Share:	$0.25
Offering Period:	The shares are being offered for a period not to exceed 180 days
Net Proceeds to Our Company:	$5,000,000 Maximum. We will not receive proceeds from the sale of the 819,270 common shares offered by our selling shareholders.

Use of Proceeds:	We intend to use the proceeds to commence operations

Number of Shares Outstanding
Before the Offering:	76,819,270

Number of Shares Outstanding
After the Offering:	96,819,270

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. There is no required minimum number of shares to be purchased.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

The Company is subject to the risks inherent in the creation of a new business.

The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere in this Registration Statement than for a company with an established business and operating cash flow. If the Company is not able to manage these risks successfully, the Company’s operations could be negatively impacted. Due to changing circumstances, the Company may be forced to change dramatically, or even terminate, its planned operations.

Changes in consumer preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our success depends, in part, upon the popularity of our products and our ability to develop new smoothie and coffee beverages that appeal to consumers. Shifts in consumer preferences away from our products, our inability to develop new products that appeal to consumers, or changes in our product mix that eliminate items popular with some consumers could harm our business. Also, our success depends to a significant extent on discretionary consumer spending, which is influenced by general economic conditions and the availability of discretionary income. Accordingly, we may experience declines in revenue during economic downturns or during periods of uncertainty, similar to those which followed the terrorist attacks on the United States. Any material decline in the amount of discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

Fluctuations in various fruit, juice, puree, coffee, packaging and supply costs, particularly fruit and coffee, could adversely affect our operating results.

The prices of fruit and coffee, which are the main products in our offerings, can be highly volatile. Fruit of the quality we seek tends to trade on a negotiated basis, depending on supply and demand at the time of the purchase. Supplies and prices of the various products that we use to prepare our offerings can be affected by a variety of factors, such as weather, seasonal fluctuations, demand, politics and economics in the producing countries. An increase in pricing of any fruit that we use in our products could have a significant adverse effect on our profitability.   Fruit price increased in fiscal year 2005 when orange prices rose nearly 500% for nearly four months after several hurricanes made landfall in Florida. In addition, higher diesel prices have, in some cases, resulted in the imposition of surcharges on the delivery of commodities to distributors. Additionally, higher diesel and gasoline prices may affect our supply costs and may affect our sales going forward. To help mitigate the risks of volatile commodity prices and to allow greater predictability in pricing, we hope to enter into fixed price or to-be-fixed priced purchase commitments for a portion of our fruit and coffee requirements. We cannot assure you that these activities will be successful or that they will not result in our paying substantially more for our fruit supply than would have been required absent such activities.  We do not presently have any multi-year pricing agreements (with fixed processing costs), and none with guaranteed volume commitments.

Litigation and publicity concerning product quality, health and other issues, could result in liabilities and also cause customers to avoid our products, which could adversely affect our results of operations, business and financial condition.

Beverage and food service businesses can be adversely affected by litigation and complaints from customers or government authorities resulting from food and beverage quality, illness, injury or other health concerns or operating issues stemming from retail locations. Adverse publicity about these allegations may negatively affect us, regardless of whether the allegations are true, by discouraging customers from buying our products. We could also incur significant liabilities, if a lawsuit or claim results in a decision against us, and the related litigation costs, regardless of the result.

Beverage and food safety concerns and instances of food-borne illnesses could harm our customers, result in negative publicity and cause the temporary closure of some customers’ stores and, in some cases, could adversely affect the price and availability of fruits, any of which could harm our brand reputation, result in a decline in sales or an increase in costs.

We cannot guarantee that controls and training will be fully effective in preventing all beverage-borne illnesses. Furthermore, reliance on third-party suppliers and distributors increases the risk that food-borne illness incidents (such as E. coli, Hepatitis A, Salmonella or Listeria) could occur outside of our control and at multiple locations.

Instances of food-borne illnesses, whether real or perceived, and whether at our customers’ stores or those of our competitors, could harm consumers and otherwise result in negative publicity about us or the products we serve, which could adversely affect sales. If there is an incident involving customers’ C-stores and other approved channels serving contaminated products, consumers may be harmed, our sales may decrease and our brand name may be impaired. If consumers become ill from food-borne illnesses, we could be forced to temporarily suspend some operations. If we react to negative publicity by changing our products or other key aspects of the GSS experience, we may lose customers who do not accept those changes, and may not be able to attract enough new customers to produce the revenue needed to make our operations profitable. In addition, we may have different or additional competitors for our intended consumers as a result of making any such changes and may not be able to compete successfully against those competitors. Food safety concerns and instances of food-borne illnesses and injuries caused by food contamination have in the past, and could in the future, adversely affect the price and availability of affected ingredients and cause consumers to shift their preferences, particularly if we choose to pass any higher ingredient costs along to consumers. As a result, our costs may increase and our sales may decline. A decrease in customer traffic as a result of these health concerns or negative publicity, or as a result of a change in our products or the smoothie experience or a temporary suspension of any of our customer operations, could materially harm our business.

The food service industry has inherent operational risks that may not be adequately covered by insurance.

We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our operations. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we may receive indemnity insurance coverage for tort liability. Our insurance policies may also contain deductibles, limitations and exclusions which, although standard in the food service industry, may nevertheless increase our costs.

Any failure to maintain adequate general liability, commercial, and product liability insurance could subject us to significant losses of income.

We do not currently carry general liability, product liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or product liability claims.  Any general, commercial and/or product liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

The planned increase in the number of our customers’ stores may make our future results unpredictable.

Our future results depend on various factors, including successful selection of new markets, market acceptance of the GSS experience, consumer recognition of the quality of our products and willingness to pay our prices (which reflect our often higher ingredient costs,) the quality and performance of our equipment and general economic conditions. In addition, as with the experience of other retail food and beverage concepts which have tried to expand nationally, we may find that the GSS concept has limited or no appeal to customers in new markets or we may experience a decline in the popularity of the GSS experience. Newly opened customers’ stores may not succeed, future markets may not be successful and average store revenue may not meet expectations.

Our revenue growth rate depends primarily on our ability to satisfy C-store, Other Relevant Channels and end-customer demands, identify suppliers of various fruit and services and to coordinate those suppliers, all subject to many unpredictable factors.

We may not be able to identify and maintain the necessary relationships with suppliers of product and services as planned. We may experience shortages of fruit product and delays in deliveries of such fruit product and blending equipment. Delays or failures in deliveries of fruit smoothie supplies or blending equipment could materially and adversely affect our growth strategy and expected results. As we supply more customers’ stores, our rate of expansion relative to the size of such store base will decline. In addition, one of our biggest challenges is securing an adequate supply of suitable fruit product and blending equipment. Competition for fruit product is intense, and commodities costs are increasing. Our ability to execute our business plan also depends on other factors, including:

1.	negotiating distribution agreements and equipment leases with acceptable terms;
2.	hiring and training qualified installation personnel in local markets;
3.	managing marketing and development costs at affordable levels;
4.	cost and availability of labor;
5.	the availability of, and our ability to obtain, adequate supplies of ingredients that meet our quality standards;
6.	securing required governmental approvals (including sanitary, equipment safety and other permits) in a timely manner; and
7.	the impact of inclement weather, natural disasters and other calamities.

A failure to manage our growth effectively could harm our business and operating results.

Our plans call for a significant increase in the number of customers’ C-stores and other approved channels opened. Product supply and equipment installation systems, financial and management controls and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. We also place a lot of importance on our culture, which we believe will be an important contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Our failure to manage our growth effectively could harm our business and operating results.

New customers’ stores’ sales of our products may not be profitable, and the increases in average store revenue and comparable store revenue that we expect may not be achieved.

We expect our new customers’ stores to have an initial ramp-up period during which they generate revenue and profit below the levels at which we or they expect them to normalize. This is in part due to the time it takes to build a customer base in a new product, as well as higher fixed costs relating to start-up inefficiencies that are typical of introduction of new products. Our ability to service and supply new customers’ stores profitably and increase average store revenue and comparable store revenue will depend on many factors, some of which are beyond our control, including:

1.	executing our vision effectively;
2.	initial sales performance of new product;
3.	competition, either from our competitors in the smoothie industry, other C-stores and other approved channels and other competitors;
4.	changes in consumer preferences and discretionary spending;
5.	consumer understanding and acceptance of the fruit puree smoothie experience;
6.	road construction and other factors limiting access to C-stores and other approved channels;
7.	general economic conditions, which can affect store traffic, local labor costs and prices we pay for the ingredients, equipment and other supplies we use; and
8.	changes in government regulation.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of investors due to various factors.

Our quarterly operating results may fluctuate significantly because of various factors, including:

1.	the impact of inclement weather, natural disasters and other calamities;
2.	unseasonably cold or wet weather conditions;
3.	the timing of new store openings and related revenue and expenses;
4.	profitability of our customers’ smoothie operation, especially in new markets;
5.	changes in customers’ comparable store sales and consumer visits, including as a result of the introduction of new product items;
6.	variations in general economic conditions, including those relating to changes in diesel and gasoline prices;
7.	negative publicity about the ingredients we use or the occurrence of food-borne illnesses or other problems at our customers’ stores;
8.	changes in consumer preferences and discretionary spending;
9.	increases in infrastructure costs; and
10.	fluctuations in supply prices.

Because of these factors, results for any one quarter are not necessarily indicative of results to be expected for any other quarter or for any year. Average customers’ store revenue or comparable store revenue in any particular future period may decrease. In the future, our operating results may fall below the expectations of investors. In that event, the value of our Common Stock or other securities would likely decrease.

Our customers and suppliers could take actions that harm our reputation and reduce our profits.

Customers and suppliers are separate entities and are not our employees or agents. Further, we do not exercise control over the day-to-day operations of our customers and suppliers. Any operational shortcomings of our customers and suppliers are likely to be attributed to our system-wide operations and could adversely affect our reputation and have a direct negative impact on our profits.

Our revenue is subject to volatility based on weather and varies by season.

Seasonal factors could also cause our revenue to fluctuate from quarter to quarter. Our revenue may be lower during the winter months and the holiday season and during periods of inclement weather and higher during the spring, summer and fall months. Our revenue will likely also vary from quarter to quarter as a result of the number of trading days, that is, the number of days in a quarter when stores are open.

We could face liability from our customers, suppliers or government agencies.

A customer, supplier or government agency may bring legal action against us based on the customer/ supplier relationships. Various state and federal laws govern our relationship with customers and suppliers. If we fail to comply with these laws, we could be liable for damages to customers or suppliers, and fines or other penalties. Expensive litigation with our customers/suppliers or government agencies may adversely affect both our profits and relations with our customer/suppliers.

We may not be able to raise additional capital on acceptable terms.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt in compliance with other contractual restrictions, such as financial covenants under our credit facility. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

Litigation could adversely affect us by distracting management, increasing our expenses or subjecting us to material money damages and other remedies.

Our customers could file complaints or lawsuits against us alleging that we are responsible for some illness or injury their customers suffered at or after a visit to their stores, or that we have problems with food quality or operations. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results. The food and beverage services industry has been subject to a growing number of claims based on the nutritional content of food products they sell and disclosure and advertising practices. We may also be subject to this type of proceeding in the future and, even if not, publicity about these matters (particularly directed at C-stores and other approved channels, the quick-service and fast-casual segments of the industry) may harm our reputation or prospects and adversely affect our results.

We may incur costs resulting from security risks we may face in connection with our electronic processing and transmission of confidential customer information.

We rely on commercially available software and other technologies to provide security for processing and transmission of customer credit card data. Our systems could be compromised in the future, which could result in the misappropriation of customer information or the disruption of systems. Either of those consequences could have a material adverse effect on our reputation and business or subject us to additional liabilities.

We are exposed to increased costs and risks associated with compliance with changing laws, regulations and standards in general, and specifically with increased and new regulation of corporate governance and disclosure standards.

We expect to spend an increased amount of management time and external resources to comply with existing and changing laws, regulations and standards in general, and specifically relating to corporate governance under the Sarbanes-Oxley Act of 2002. In particular, Section 404 of the Sarbanes-Oxley Act of 2002 requires management to annually review and evaluate all of our internal control systems, and file attestations of the effectiveness of these systems by our management and by our independent auditors. This process may require us to hire additional personnel and use outside advisory services and result in additional accounting and legal expenses. If in the future our chief executive officer, chief financial officer or independent auditors determine that our controls over financial reporting are not effective as defined under Section 404, investor perceptions may be adversely affected and could cause a decline in the value of our stock. If our independent auditors are unable to provide an unqualified attestation of management’s assessment of our internal control over financial reporting, or disclaim an ability to issue an attestation, it could result in a loss of investor confidence in our financial reports, adversely affect our stock value and our ability to access the capital markets or borrow money. Failure to comply with other existing and changing laws, regulations and standards could also adversely affect the Company.

RISKS ASSOCIATED WITH THIS OFFERING

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE DAVID C. TILLER, THE COMPANY’S CEO AND ITS OFFICERS AND DIRECTORS WILL CONTROL NOT LESS THAN 79% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK.

Presently, David Tiller, the Company’s CEO beneficially owns 38,250,000 shares of the outstanding common stock of the Company. Because of such ownership, investors in this offering will have limited control over matters requiring approval by GSS shareholders, including the election of directors. Assuming that all 20,000,000 shares of this offering are sold, Mr. Tiller would retain 39.5% ownership in the Company’s common stock and the officers and directors of the Company would collectively control 79% of the Company’s common stock.  Such concentrated control may also make it difficult for GSS stockholders to receive a premium for their shares of GSS in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Texas State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire control of the Company. For example, Texas law provides that a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF GSS FAILS TO IMPLEMENT ITS BUSINESS PLAN.

The Company expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company.  GSS was formed in Texas on February 17, 2005. The Company has no demonstrable operations record of substance upon which investors can evaluate the Company’s business and prospects. GSS prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. The Company cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this Prospectus, the Company has had only limited start-up operations and has generated minimal revenues. Considering these facts, independent auditors have expressed reservation about the Company’s ability to continue as a going concern, as reflected in the independent auditors’ report to the financial statements included in the registration statement, of which this Prospectus is a part. In addition, the Company’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

THE REPORT OF OUR INDEPENDENT AUDITORS INDICATES UNCERTAINTY CONCERNING OUR ABILITY TO CONTINUE AS A GOING CONCERN AND THIS MAY IMPAIR OUR ABILITY TO RAISE CAPITAL TO FUND OUR BUSINESS PLAN.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies, food and beverage service, C-stores and other approved channels and otherwise, on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience. We compete with other smoothie and juice bar retailers, specialty coffee retailers, yogurt and ice cream shops, bagel shops, fast-food restaurants, delicatessens, cafés, bars, take-out food service companies, supermarkets and convenience stores. Our competitors change with each of the four day parts (breakfast, lunch, afternoon and dinner), ranging from coffee bars and bakery cafes to casual dining chains. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

GSS MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

The Company has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable or to maintain sufficient inventory. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for at least the next twelve (12) months.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs could range up to $100,000 per year in the next few years and will be higher if our business volume and activity increases but lower during the first years of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors and officer’s liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

WE MAY NOT ACHIEVE RESULTS SIMILAR TO THE FINANCIAL PROJECTIONS IN THIS REGISTRATION.

Any projections and related assumptions discussed in this registration were based on information about circumstances and conditions existing as of the date of this Prospectus.  The projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control.  Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected.  We do not intend to update the projections.  The inherent uncertainties in results increase materially for years closer to the end of the projected period.  Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR PREFERRED STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES IN GSS BECAUSE THERE IS NO PUBLIC MARKET FOR THE COMPANY’S STOCK.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin Board”). maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

There is no public market for the Company’s common stock. David C. Tiller, an officer and director, currently holds 49.88% of the GSS issued and outstanding common stock. Therefore, the current and potential market for GSS common stock is limited. No market is available for investors in GSS common stock to sell their shares if the Company does not acquire listing status. The Company cannot guarantee that a meaningful trading market will develop.

If GSS stock ever becomes tradable, of which the Company cannot guarantee success. The trading price of GSS common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of GSS, David C. Tiller, who also serves as its CEO, acquired 38,250,000 restricted shares of the Company no par common stock for services. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of the Company common stock in the future could result in further dilution. Please refer to the section titled “DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES” herein.

ALL OF GSS ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF GSS COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock, aggregating 76,819,270 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided the company is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has one shareholder who owns 38,250,000 restricted shares and three others who own 37,750,000 restricted shares, or 99.02% in the aggregate, of the outstanding common stock.  When these shares become unrestricted and available for sale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company common stock in any market that might develop.

GSS IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The Company’s officers and directors are offering the common shares on a best-efforts basis on the Company’s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company is capable of selling all, or any, of the common shares offered hereby.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD, WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

DIVIDEND RISK

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

OUR COMMON STOCK IS SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION, AND THE TRADING MARKET IN OUR COMMON STOCK IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association., pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.
•
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

•
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration and there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

COMPETITION

We will compete with many well-established companies, food and beverage service, C-stores and other approved channels and otherwise, on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience. We compete with other smoothie and juice bar retailers, specialty coffee retailers, yogurt and ice cream shops, bagel shops, fast-food restaurants, delicatessens, cafés, bars, take-out food service companies, supermarkets and convenience stores. Our competitors change with each of the four day parts (breakfast, lunch, afternoon and dinner), ranging from coffee bars and bakery cafes to casual dining chains. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins

SOURCES OF AND AVAILABILITY OF PRODUCTS

We are primarily dependent upon sole suppliers for a significant amount of our fruit puree, equipment and product distribution.

We expect to maintain fruit puree supply, smoothie blender equipment and product distribution contracts primarily with sole suppliers, which potentially subjects us to a concentration of business risk. If any of these sole suppliers had operational problems or ceases providing product, equipment or distribution of products available to us, or if such blender equipment substantially malfunctions, our operations could be adversely affected.

We may face difficulties entering into new or modified arrangements with existing or new suppliers or new service providers.

As we expand our operations, we may have to seek new and/or additional suppliers and service providers or enter into new arrangements with existing ones, and we may encounter difficulties or be unable to negotiate pricing or other terms as favorable as those we may initially enjoy, which could harm our business and operating results.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Although our initial target market is the 144,875 plus convenience stores in the US, in addition to other relevant channels, early on we may be dependent on one or only a few customers. To consolidate and contain costs, our initial strategy is to concentrate on just a few of the nation’s largest convenience store chains, like 7-ELEVEN, Exxon-Mobil, British Petroleum (BP) and Valero.

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks.

GOVERNMENT AND INDUSTRY REGULATION

We are subject to various federal, state and local regulations.  Our products and equipment are subject to state and local regulation by health, sanitation, food and workplace safety and other agencies. We may experience material difficulties or failures in obtaining the necessary licenses or approvals for new products and equipment, which could delay planned execution of our business plan. Our operations are also subject to the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, overtime and other working conditions, along with the U.S. Americans with Disabilities Act, family leave mandates and a variety of similar laws enacted by the states that govern these and other employment law matters. In addition, federal proposals to introduce a system of mandated health insurance and flexible work time and other similar initiatives could, if implemented, adversely affect our operations.  In recent years, there has been an increased legislative, regulatory and consumer focus on nutrition and advertising practices in the food industry. Establishments operating in C-stores and other approved channels, the quick-service, and fast-casual segments have been a particular focus. As a result, we may in the future become subject to initiatives in the area of nutrition disclosure or advertising, such as requirements to provide information about the nutritional content of our products, which could increase our expenses.

RESEARCH AND DEVELOPMENT ACTIVITIES

The Company relies heavily on our suppliers of purees and equipment and works in close collaboration with each to improve quality and performance.

ENVIRONMENTAL LAWS

Company operations currently have no material effect on the environment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements about the Company’s business, financial condition, and prospects that reflect GSS management’s assumptions and beliefs based on information currently available. The Company can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, the Company’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

	At 25% Maximum Offering	At 50% Maximum Offering	At 75% Maximum Offering	At the Maximum Offering

Compensation	$518,294	$1,151,588	$1,671,538	$1,784,625
Total G & A Compensation	$518,294	$1,151,588	$1,671,538	$1,784,625

Legal / Professional Expense	$162,500	$325,000	$487,500	$650,000
Insurance	50,000	50,000	50,000	75,000
Travel & Entertainment Expense	70,000	125,000	200,000	450,000
Rent and Utilities	50,000	50,000	75,000	100,000
Office Expenses	12,500	25,000	37,500	50,000
Training Expense	30,000	60,000	90,000	120,000

Total General & Administration	$375,000	$635,000	$940,000	$1,445,000

Sales & Marketing Expense	$145,000	$290,000	$435,000	$580,000

Plant and Equipment
Furniture and Fixtures	$30,000	$60,000	$90,000	$120,000
Marketing & Training Center	0	0	30,000	40,000
Machines	145,250	290,500	435,750	726,250
Shipping & Installation	5,000	10,000	15,000	25,000
Other	10,000	20,000	68,344	91,125
Plant and Equipment	$190,250	$380,500	$639,094	$1,002,375
Data systems	47,000	94,000	141,000	188,000
Capital Expenditures	$237,250	$474,500	$780,094	$1,190,375

Total Startup Capital Needs	$1,275,544	$2,551,087	$3,826,631	$5,000,000

In the first 12 months, the projected use of funds has been forecasted and prioritized as follows:

Without realizing the offering proceeds, the Company will not be able to continue with planned operations and implement its business plan.

Please refer to the section entitled “Management’s Discussion and Plan of Operation” (MDA) for further information.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of the Company’s issued and outstanding stock. This is due in part because of the common stock issued to GSS officers, directors, and employees totaling 76,000,000 shares at no par value per share versus the current offering price of the Company at $.25 per share.  Please refer to the section titled “Certain Transactions”, herein, for more information..  The Company’s net book value on March 31, 2009 was $ 0.  Assuming all the shares offered are sold, and in effect the Company receives the maximum estimated proceeds of this offering from shareholders, the Company’s net book value will be approximately $.05 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $.20 per share while the Company’s present stockholders will receive an increase of $.05 per share in the net tangible book value of the shares that they hold.  This will result in an 80% dilution for purchasers of stock in this offering.

The following table summarizes the per share dilution:

Public offering price per share	$0.25
Net tangible book value per share before this offering	$0.00
Increase per share attributable to new investors	$0.25
Adjusted net tangible book value per share after this offering	$0.05
Dilution per share to new investors	$0.20
Percentage dilution	80%

The following tables set forth for the maximum number of shares offered hereby as of July 7th, 2009, (i) the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by the current shareholders, and (ii) the number of shares of Common Stock offered by the Company and total consideration to be paid by new investors in this offering at an offering price of $0.25 per share.

	Shares Purchased		Total Consideration	Average Price	Per
	Number	Percent	Amount	Percent	Share
Current shareholders	$76,819,270	79%	$0	0%	0.000
New investors	$20,000,000	21%	$5,000,000	100%	0.250
Total	$96,819,270	100%	$5,000,000	100%	0.052

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of July 7th by the selling shareholders prior to the offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose of, or to direct the disposition of, the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling shareholders at a purchase price of $0.15 per share in a private placement, pursuant to the exemption from the registration under the Securities Act provided by section 4(2) of the Securities Act. None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or Director of ours or of any of our predecessors or affiliates.

The percentages below are calculated based on 96,819,270 shares of our common stock issued and outstanding.  We do not have any outstanding options, warrants or other securities presently exercisable for or convertible into shares of our common stock.

	Name of Selling Stockholder and Position, Office or Material Relationship with Company	Common Shares Owned by the Selling Stockholder[2]	Total Shares to be Registered Pursuant to this Offering	Percentage of Common Stock Before Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding[1]
1	Susan M. Aldridge (Family)	10,000	10,000	*	10,000	*
2	John L. Belsito (Friend)	33,334	33,334	*	33,334	*
3	Nancy C. Blackmore (Friend)	20,000	20,000	*	20,000	*
4	George Thomas Bohannon (Friend)	20,000	20,000	*	20,000	*
5	Yvonne Britt (Friend)	10,000	10,000	*	10,000	*
6	Tee Chan (Friend)	20,000	20,000	*	20,000	*
7	Kay Cole (Friend)	20,000	20,000	*	20,000	*
8	Cone Family Trust (Friend)	10,000	10,000	*	10,000	*
9	Duncan and John Crabtree-Ireland as JTWROS (Family)	10,000	10,000	*	10,000	*
10	Friley S. Davidson (Friend)	30,000	30,000	*	30,000	*
11	Yvonne D. Doty (Friend)	10,000	10,000	*	10,000	*
12	John William Gardner (Friend)	10,000	10,000	*	10,000	*
13	Gregory George (Friend)	35,000	35,000	*	35,000	*
14	Jeanie Green (Friend)	10,000	10,000	*	10,000	*
15	Harriet Halsell (Friend)	10,000	10,000	*	10,000	*
16	Edward F. Halsell, Jr. (Friend)	20,000	20,000	*	20,000	*
17	Thane Hayhurst (Friend)	42,001	42,001	*	42,001	*
18	Shirley James (Friend)	10,000	10,000	*	10,000	*
19	Paul M. Kester (Friend)	33,334	33,334	*	33,334	*
20	Gregory Kilhoffer (Friend)	16,000	16,000	*	16,000	*
21	Patrick King (Friend)	10,000	10,000	*	10,000	*
22	Judith N. Kline (Family)	10,000	10,000	*	10,000	*
23	Rodger D. Kobes (Friend)	10,000	10,000	*	10,000	*
24	Lynette Felder Tiller Protection Trust (Family)	34,000	34,000	*	34,000	*
25	Tom Malin (Friend)	10,000	10,000	*	10,000	*
26	Robert Manza (Friend)	35,000	35,000	*	35,000	*
27	David F. Martineau (Friend)	20,000	20,000	*	20,000	*
28	Audrey W. May (Friend)	10,000	10,000	*	10,000	*
29	Lynn and Allan McBee (Friend)	10,000	10,000	*	10,000	*
30	Thomas E. McCullough (Friend)	30,000	30,000	*	30,000	*
31	Bethany Moffett (Family)	10,000	10,000	*	10,000	*
32	Edward P. Oakley (Friend)	20,000	20,000	*	20,000	*
33	M. Anne O'Connell (Friend)	10,000	10,000	*	10,000	*
34	Joetta Phillips (Family)	10,000	10,000	*	10,000	*
35	Demetrius B. Roberts (Family)	13,933	13,933	*	13,933	*
36	Natalie D. Roberts (Family)	10,000	10,000	*	10,000	*
37	Emily Roberts-Bernau (Family)	10,000	10,000	*	10,000	*
38	Ron Adams and Tim Ronan (Friend)	50,000	50,000	*	50,000	*
39	Charles F. Salvaggio (Friend)	10,000	10,000	*	10,000	*
40	Stephen L. Shepherd (Friend)	10,000	10,000	*	10,000	*
41	Suzanne Slonim (Friend)	20,000	20,000	*	20,000	*
42	Jan Strimple (Friend)	10,000	10,000	*	10,000	*
43	MeLissa Tambourine-Natale (Family)	10,000	10,000	*	10,000	*
44	W. J. & Martha J. Tiller (Family)	20,000	20,000	*	20,000	*
45	Bryan Walker (Friend)	13,334	13,334	*	13,334	*
46	Clyde James White (Friend)	20,000	20,000	*	20,000	*
47	Robert B. Yudkin (Friend)	13,334	13,334	*	13,334	*
	TOTAL Selling Shareholder's Shares	819,270	819,270		819,270

          *     Less than 1%

1)	Assumes all of the shares of common stock offered are sold and, 96,819,270 common shares are issued and outstanding.

2)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

We may require the selling shareholders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

PLAN OF DISTRIBUTION

SHARES IN THIS OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering with no minimum sale requirement.  Our officers and directors will sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares that are sold by them.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Mr. Tiller and our other officers and directors will sell the Shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a.           Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.           Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.           Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.           Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or have been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.25 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this Prospectus and continue for a period not to exceed 180 days (the “Expiration Date”).

SALES BY SELLING SHAREHOLDERS

In addition to our offering of 20,000,000 shares at a fixed price of $0.25 per share through the direct offering, the selling shareholders also may sell up to 819,270 common shares at $0.25 or prevailing market prices or privately negotiated prices.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

	on such public markets as the common stock may be trading;

	in privately negotiated transactions; or

	in any combination of these methods of distribution.

The sales price to the public may be:

	$0.25 as in this offering

	the market price prevailing at the time of sale;

	a price related to such prevailing market price; or

	such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

	not engage in any stabilization activities in connection with our common stock;

	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and

	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort,” offering and, as such, we will be able to spend any of the proceeds.  The funds will be transferred to our business account for use in the implementation of our business plans

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to the Company.  There is no minimum purchase requirement.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, the present stockholders will own 79.3% of our outstanding shares and the purchasers in this offering will own 20.7%.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the periods ended December 31, 2007, December 31, 2008, and March 31, 2009, included in this Prospectus have been audited by the firm of Moore & Associates, Chartered.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Novi & Wilkin has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION ABOUT OUR COMPANY

Founded by David C. Tiller, Donald M. Roberts and Harry B. Ireland, GSS was formed with one goal: to become the dominant provider of fresh-fruit smoothie systems for the convenience retail and other appropriate channels. These self-serve systems are installed in turnkey fashion, are self-cleaning and require minimal attention and maintenance.

INDUSTRY BACKGROUND

The market for self-serve smoothies is well-defined. There were 144,875  convenience stores in the United States in 2008 and, according to Convenience Store Decisions, a renowned resource for the food services industry, these stores accounted for nearly $174 billion in non-petroleum sales.  We believe this represents an unparalleled opportunity to leverage the nation’s largest convenience store chains, such as 7-ELEVEN, which currently holds the unquestioned market leader position.

C-store retail market penetration provides ready access to a consumer population that numbers in the hundreds of millions - a population that is increasingly, and importantly, undergoing two key behavioral shifts. Specifically, these consumers are:

1.	seeking healthier alternatives to traditional cold beverage drinks; and
2.	making purchase decisions that help reinforce a more active lifestyle.

A 2006 Meyers Research Center (MRC) study found that more and more consumers are making C-store purchases based on the role such stores play “in their day to day activities.” In other words, consumers are increasingly stopping at convenience stores because they have a specific category purchase in mind. With on-the-go dining and snacking moving to the American meal forefront, the U.S. smoothie market has been flooded with consumers looking for a quick, portable meal alternative. Last year, smoothie makers raked in more than $2 billion from made-to-order and packaged smoothies, up more than 80 percent in the last five years. (From Market Research World, a market research resource )

PRINCIPAL PRODUCTS AND THEIR MARKETS

The GSS idea is simple: to transform the fresh-fruit smoothie market by offering consumers a new approach - a “grab-and-go” convenience store alternative. Just as carbonated beverages were once served at neighborhood soda fountains before evolving into the modern era of self-serve dispensers, GSS believes the market for smoothies and frozen coffee beverages is destined to develop in the same direction.  Fresh-fruit smoothies are poised to become the ubiquitous choice of today’s active-lifestyle generation, whose members value convenience and insist on healthier fare choices. Fresh-fruit smoothies in particular may be viewed by consumers as healthy substitutes for any regular meal, be it breakfast, lunch, or dinner, or as a “tide-me-over” snack in between. This grab-and-go trend among customers remains especially true of breakfast. According to the NPD Group, Inc., a provider of consumer and retail market research information for a wide range of industries, “on-the-go” breakfasts are on the rise, accounting for nearly 6% of all breakfasts eaten.

For these reasons, the GSS smoothie machine is tailored to the Convenience Store (C-store) environment. Our manufacturer, Blendtec, is the nation’s foremost developer of automated dispensing/blending equipment, with a solid reputation for quality and a successful track record. The self-serve smoothie machine designed for GSS by Blendtec currently has US patents and patents pending and has Electrical Testing Laboratories (ETL) and National Safety Federation (NSF) certification.

DISTRIBUTION METHODS

The machine is designed to accommodate easy-to-use modular “bag in box” cased product, the puree. These puree formulations have been developed and co-branded exclusively for GSS, and are manufactured and distributed on our behalf.

The flavor line has the capacity for future expansion and modification, with an initial menu that includes multiple fruit-based choices and one coffee-based offering. GSS hopes to promote, install, and maintain the machines using a nationwide sales force and a network of trained service technicians.

Management believes that an expansion strategy focusing on Convenience Stores and other channels would provide a great degree of quality and add significant scale to our business model, further enabling an aggressive expansion strategy. We intend to follow a strategy of expanding store locations in existing markets. We will grow our concept and brand through several channels simultaneously, including C-stores and other retail channels. These would include Quick-Serve Restaurants (QSRs like McDonalds, Subway and Starbucks,) Sports Venues, University Campuses and High Schools, Resorts and Cruise Ships, Sports, Racquetball, Health and Country Clubs, High-rise Business and Hospital Complexes, as well as any high-traffic portals, like Airports, Sea Ports, and Train and Bus Stations. Serving these many and varied channels also opens up franchising opportunities to further accelerate market penetration and expand the GSS market share

STATUS OF ANY PUBLICLY ANNOUNCED PRODUCTS

None at this time

COMPETITION

We will compete with many well-established companies, food and beverage service, C-stores and other approved channels and otherwise, on the basis of taste, quality and price of product offered, customer service, atmosphere, location and overall guest experience. We compete with other smoothie and juice bar retailers, specialty coffee retailers, yogurt and ice cream shops, bagel shops, fast-food restaurants, delicatessens, cafés, bars, take-out food service companies, supermarkets and convenience stores. Our competitors change with each of the four day parts (breakfast, lunch, afternoon and dinner), ranging from coffee bars and bakery cafes to casual dining chains. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins

SOURCES OF AND AVAILABILITY OF PRODUCTS

We are primarily dependent upon sole suppliers for a significant amount of our fruit puree, equipment and product distribution.

We expect to maintain fruit puree supply, smoothie blender equipment and product distribution contracts primarily with sole suppliers, which potentially subjects us to a concentration of business risk. If any of these sole suppliers had operational problems or ceases providing product, equipment or distribution of products available to us, or if such blender equipment substantially malfunctions, our operations could be adversely affected.

We may face difficulties entering into new or modified arrangements with existing or new suppliers or new service providers.

As we expand our operations, we may have to seek new and/or additional suppliers and service providers or enter into new arrangements with existing ones, and we may encounter difficulties or be unable to negotiate pricing or other terms as favorable as those we may initially enjoy, which could harm our business and operating results.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Although our initial target market is the 144,875 plus convenience stores in the US, in addition to other relevant channels, early on we may be dependent on one or only a few customers. To consolidate and contain costs, our initial strategy is to concentrate on just a few of the nation’s largest convenience store chains, like 7-ELEVEN, Exxon-Mobil, British Petroleum (BP) and Valero.

PATENTS AND TRADEMARKS

The Company currently has no registered patents or trademarks.

GOVERNMENT AND INDUSTRY REGULATION

We are subject to various federal, state and local regulations.  Our products and equipment are subject to state and local regulation by health, sanitation, food and workplace safety and other agencies. We may experience material difficulties or failures in obtaining the necessary licenses or approvals for new products and equipment, which could delay planned execution of our business plan. Our operations are also subject to the U.S. Fair Labor Standards Act, which governs such matters as minimum wages, overtime and other working conditions, along with the U.S. Americans with Disabilities Act, family leave mandates and a variety of similar laws enacted by the states that govern these and other employment law matters. In addition, federal proposals to introduce a system of mandated health insurance and flexible work time and other similar initiatives could, if implemented, adversely affect our operations.  In recent years, there has been an increased legislative, regulatory and consumer focus on nutrition and advertising practices in the food industry. Establishments operating in C-stores and other approved channels, the quick-service, and fast-casual segments have been a particular focus. As a result, we may in the future become subject to initiatives in the area of nutrition disclosure or advertising, such as requirements to provide information about the nutritional content of our products, which could increase our expenses.

RESEARCH AND DEVELOPMENT ACTIVITIES

The Company relies heavily on our suppliers of purees and equipment and works in close collaboration with each to improve quality and performance.

ENVIRONMENTAL LAWS

Company operations currently have no material effect on the environment.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

David C. Tiller, Donald M. Roberts, Harry B. Ireland and John W. Gohsman have employment agreements.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

The Company currently has made no public announcements regarding its products.

DESCRIPTION OF PROPERTY

The Company currently maintains one showroom located at 1444 Oak Lawn in Dallas, TX, on a month-to-month rental arrangement.

LEGAL PROCEEDINGS

There are no lawsuits filed or pending against the Company by others, and no lawsuits filed or pending against others by the Company.  There are no contingencies, sureties or guaranties in existence.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of July 7th, 2009, the Company has a total of 47 shareholders.  No public market currently exists for shares of our common stock.  Concurrently with the completion of this offering, we will be applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

STOCK TRANSFER AGENT

None at this time.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm (PCOAB) to our shareholders in our annual reports.  The audited financial statements at December 31, 2007, December 31, 2008, and the reviewed financials for the 3 months ended March 31, 2009, immediately follow.

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Smoothie Supply, Inc.

We have audited the accompanying balance sheets of Global Smoothie Supply, Inc. as of March 31, 2009, December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows for the quarter ended March 31, 2009, and the years ended December 31, 2008 and December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Smoothie Supply, Inc. as of March 31, 2009, December 31, 2008 and December 31, 2007, and the related statements of operations, stockholders’ equity  and cash flows for the quarter ended March 31, 2009, and the years ended December 31, 2008 and December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has limited source of revenue, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 7.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
June 25, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Global Smoothie Supply, Inc.

Balance Sheet

	Quarter
	Ended
	March 31,	December 31,	December 31,
	2009	2008	2007

ASSETS

Current Assets
Cash	$13,063	$6,598	$-
Accounts Receivable	867	4,118	-
Undeposited Funds		250	-
Inventory	106
Vertex Factoring Holding Account	2,222	31,660	-
Total Current Assets	$16,258	$42,626	$-

Fixed Assets
Furniture and Equipment	$2,163	$2,163	$-
Accumulated Depreciation	$(1,136)	$(1,136)
Total Net Fixed Assets	$1,027	$1,027	$-

Total Assets	$17,285	$43,653	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Accounts Payable	$11,687	$11,509	$-
Total Accounts Payable	$11,687	$11,509	$-

Payroll Liabilities	$8,000	$8,000	$-
Warranty Liability	$9,600	$9,600	$-
Sales Tax Payable	-	9,727	-
Total Other Current Liabilities	$17,600	$27,327	$-

Total Current Liabilities	$29,287	$38,835	$-

Total Liabilities	$29,287	$38,835	$-

Stockholders' Equity
Total Shares Authorized 100,000,000 3/31/09
100,000,000 12/31/08 50,000,000 12/31/07
Common Stock issued as of
3/31/09 50,010,000: 12/31/2008 50,000,000
12/31/2007 25,000,000 respectively
Capital Contribution / Stock	$3,286	$1,786	$-
Retained Earnings	(15,287)	3,032	-
Total Stockholders Equity	$(12,001)	$4,818	$-

Total Liabilities and Stockholders' Equity	$17,285	$43,653	$-

The accompanying notes are an integral part of these statements.

Global Smoothie Supply, Inc.

Statement of Operations

	Quarter
	Ended	Year Ended
	March 31,	December 31	December 31
	2009	2008	2007

Revenue
Total Revenue	$867	$169,318	$-

Cost of Goods Sold	$657	$125,474	$-

Gross Margin	$210	$43,844	$-

Expenses
Advertising and Promotion	$174	$5,765	$-
Banking, Factor and Miscellaneous Expense	440	310
Total Payroll Expenses		8,000	-
Office & Administrative Expense	9,800	5,481
Rent Expense	3,900	10,400
Travel Expense	3,016	5,112	-
Total Expense	$17,330	$35,068	$-

Depreciation Expense	$-	$1,136
Interest Expense
Factor Fees	$1,199	$4,608
Provision for Income Tax	$-	$-	$-

Net (Loss)	$(18,319)	$3,031	$-

Basic and Diluted
Earnings (Loss) per Share	**	**

Weighted Average
Number of Shares	50,000,556	50,000,000

** - Less than $.01 per share

The accompanying notes are an integral part of these statements

Global Smoothie Supply, Inc.

Statement of Stockholders’ Equity

December 31, 2007 to March 31, 2009

	Common Stock		Paid in	Accumulated	Total
	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2007	-	$-	$-	$-	$-

Common Shares issued to
founders for cash and Capital Contribution	50,000,000	1,786	-		1,786

Net Gain (Loss)				4,168	4,168

Balance, December 31, 2008	50,000,000	1,786	-	4,168	5,954

Common Shares Issued (3/26/2009)	10,000	1,500			1,500

Net Gain (Loss)				(18,319)	(18,319)

Balance, March 31, 2009	50,010,000	3,286		(14,151)	(10,865)

The accompanying notes are an integral part of these statements

Global Smoothie Supply, Inc.

Statement of Cash Flows

	Quarter	Year	Year
	Ended	Ended	Ended
	March 31,	December 31,	December 31,
	2009	2008	2007
Operating Activities

Net Gain/(Loss)	$(18,319)	$3,031	$-
Increase in Accounts Receivable	3,251	(35,778)	-
Increase in Inventory Asset	(106)
Increase in Vertex Holding Account	29,438
Increase in Accounts Payable	177	11,509	-
Increase in Payroll Liabilities		8,000	-
Increase in Sales Tax Payable	(9,727)	9,727
increase Warranty Liability		9,600	-
Net Cash Provided /(Used) by Operating Activities	$4,715	$6,088	$-

INVESTING ACTIVITIES
Accumulated Depreciation	$-	$1,136
Furniture and Equipment	$-	$(2,163)	-
Net cash used in Investing Activities	$-	$(1,027)	$-

FINANCING ACTIVITIES
Capital Contribution / Stock	1,500	1,786	-
Cash Provided by Financing Activities	$1,500	$1,786	$-

Net Increase in Cash	$6,215	$6,847	$-

Cash, Beginning of Period	$6,847	$-	$-

Cash, End of Period	$13,062	$6,847	$-

Supplemental Information:
Interest / Factoring Fees Paid	$1,199	$4,917	$-
Income Taxes Paid	$-	$-	$-
Depreciation Expense	$-	$1,136

The accompanying notes are an integral part of these statements

Global Smoothie Supply, Inc.

NOTES TO FINANCIAL STATEMENTS

For Quarter Ending 3/31/2009
For Year Ending 12/31/2008
And Year Ending 12/31/2007

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

Global Smoothie Supply, Inc (the Company) was incorporated March 2005 under the laws of the State of Texas.  The Company is engaged in the beverage business and sells beverage machines. The Company’s fiscal year ends on December 31.

From its inception and due to limited operations, Global Smoothie Supply, Inc elected to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code. In the first Quarter of 2009 Global Smoothie Supply, Inc. petitioned the IRS to be taxed as a C Corporation. This change was made to accommodate the needs of current and future shareholders.

NOTE  2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.  There are no diluted shares outstanding.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.  The Company has not issued any potentially dilutive common shares.

Revenue and Cost Recognition

We recognize revenue from at the time the products are shipped to customers or third parties. When we perform services under service contracts revenue is recognized upon the completion of the services on specified machines. We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10). Issue 00-10 requires that all amounts billed to customers related to shipping and handling should be classified as revenues. Our product costs include amounts for shipping and handling, therefore, we charge our customers shipping and handling fees at the time the products are shipped or when services are performed. The cost of shipping products to the customer is recognized at the time the products are shipped to the customer and our policy is to classify them as shipping expenses. The cost of shipping products to the customer is classified as shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition, corrected copy (SAB 104) address certain criteria for revenue recognition. SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

NOTE 3.  INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset.

As Global Smoothie Supply has elected through 12/31/08 to be taxed under Subchapter S of Chapter 1 of the Internal Revenue Code, tax liability is held by the individual stockholders proportionate to their ownership percentages.

NOTE 4.  STOCKHOLDERS’ EQUITY

Common Stock

At that time of inception 1000 shares were authorized. On December 27, 2006, 50,000,000 shares were authorized.  On March 18, 2009, 100,000,000 shares were authorized.

In 2008, the Company received $1,786 cash, and paid in expense infusion from its founders. At the time 25 million shares were issued to the founders. The amount is a combination of cash paid in by founders group, as well as expenses incurred by them personally on behalf of the Company and submitted for inclusion in the capitalization of the business. The expenses and cash infusion occurred in the time periods from inception and to the period prior to the 4th quarter of 2008.

Global Smoothie Supply, Inc has begun the process of raising additional capital through the sales of unregistered shares. Additional sales of shares may be pursued upon registration of the stock of the Company

NOTE 5.  RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available.  They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE  6.  WARRANTY COSTS

The Company's financial statements reflect accruals for potential warranty claims based on the Company's best estimation. Estimated product warranty costs are accrued at the time products are sold. At the current time, the Company provides a 3 year limited warranty on the machines it sells. The equipment manufacturer has taken the position of warranting the machines for the 1st year and Global Smoothie Supply covers the warranty for the 2nd and 3rd years.

Accordingly, the Company has reserved amounts for those potential warranty claims. As of 3/31/2009 and 12/31/2008, those amounts stood at $9,600 and $9,600, respectively. To date, no warranty claims have been made against these amounts.

NOTE  7.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in the notes to the financial statements, the Company has established a limited source of revenue.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing and initial preliminary sales.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.  In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE  8.  CONCENTRATIONS OF RISKS

Cash Balances

The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation (FDIC).  This government corporation insured balances up to $100,000 through October 13, 2008.  As of October 14, 2008, all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account.  This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009.

All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2009.  On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor.  Insurance coverage for certain retirement accounts, which include all IRA deposit accounts, will remain at $250,000 per depositor.

NOTE  9.  ADVERTISING AND PROMOTION COSTS

The Company’s policy regarding advertising and promotion is to expense advertising when incurred. The Company incurred $174 and $5,765 in advertising and promotion costs for the period ending 3/31/2009 and 12/31/2008 respectively.

NOTE  10.  FACTORING ACCOUNTS RECIEVABLE

On October 10, 2008, the Company entered in to a one year agreement with Vertex Financial, LTD to purchase receivables subject to agreed upon terms and conditions at an annual interest rate of 2% over the prime rate or LIBOR +4. The agreement has set a monthly minimum of 2.25% of a monthly minimum of $25,000. During the period ending 12/31/2008 and 3/31/09 the Company paid $4,608 and $1,199 in Interest Factor fees, respectively.

NOTE  11.  THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards SFAS 150-154 and their effect on the Company.

Statement No. 150  Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (Issued 5/03)

This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

Statement No. 151  Inventory Costs-an amendment of ARB No. 43, Chapter 4 (Issued 11/04)

This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage).  Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight and re-handling costs may be so abnormal ass to require treatment as current period charges….”  This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.”  In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities.

Statement No. 153     Exchanges of Non-monetary Assets (an amendment of APB Opinion No. 29)

The guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged.  The guidance in that Opinion, however, includes certain exceptions to the principle.  This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assts and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

Statement No. 154 – Accounting Changes and Error Corrections (a replacement of APB Opinion No. 20 and FASB Statement No. 3)

This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

SFAS NO. 155 Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140

This statement amends FASB Statements No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.  This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006.

SFAS NO. 156 Accounting for Servicing of Financial Assets-an amendment of FASB Statement No. 140

This statement amends FASB Statement No. 140 with respect to the accounting for separately recognized servicing liabilities.  An entity should adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006.

SFAS NO. 157 Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning May 1, 2008.

SFAS NO. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans-an amendment of FASB Statements No. 87, 88, 106, and 132(R))

This statement improves the financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liabilities in its statement of financial positions and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity.  This statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

SFAS NO. 159 The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115

This statement permits entities to choose to measure many financial instruments and certain items at fair value.  The objective is to improve the financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is expected to expand the use of fair value measurement objectives for accounting for financial instruments.  This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

SFAS No. 160 Non-controlling Interest in Consolidated Financial Statements-an amendment of ARB No. 51

This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary.    It also changes the way the consolidated income statement is presented for non-controlling interest. This statement improves comparability by eliminating diversity of methods.  This statement also requires expanded disclosure.

SFAS No. 161  This statement is intended to enhance  the disclosure requirements for derivative instruments and hedging activities as required by SFAS 133.

SFAS 162 This statement indentifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements for entities that are presented in conformity with generally accepted accounting principles in the United States, (the GAAP hierarchy).

FIN No. 48
In June 2006, the FASB issued Interpretation No. 48 (“FIN No. 48”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 is effective for us beginning July 1, 2007.

In June, 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) consensus on EITF Issue No. 06-2, “Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43.” EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 is effective for us beginning July 1, 2007. The cumulative effect of the application of this consensus on prior period results should be recognized through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Elective retrospective application is also permitted.

Staff Accounting Bulletin (“SAB”) No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment. SAB No. 108.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results of operations, or cash flows.

Recent Accounting Pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60.”  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read this section in conjunction with our financial statements and the related notes included in this Prospectus.  Some of the information contained in this section or set forth elsewhere in this Prospectus, including information with respect to our plans and strategies for our business, statements regarding the industry outlook, our expectations regarding the future performance of our business, and the other non-historical statements contained herein are forward-looking statements.

OVERVIEW/BUSINESS OF ISSUER/ PLAN OF OPERATION

Founded by David C. Tiller, Donald M. Roberts and Harry B. Ireland, GSS was formed with one goal: to become the dominant provider of fresh-fruit smoothie systems for the convenience store (“C-store”) and other appropriate channels. These self-serve systems are installed in turn-key fashion, are self-cleaning, and require minimal attention and maintenance.

The GSS idea is simple: to transform the fresh-fruit smoothie market by offering consumers a new approach - a “grab-and-go” convenience store alternative. Just as carbonated beverages were once served at neighborhood soda fountains before evolving into the modern era of self-serve dispensers, GSS believes the market for smoothies and frozen coffee beverages is destined to develop in the same direction.  Fresh-fruit smoothies are poised to become the ubiquitous choice of today’s active-lifestyle generation, whose members value convenience and insist on healthier fare choices. Fresh-fruit smoothies in particular may be viewed by consumers as healthy substitutes for any regular meal, be it breakfast, lunch, or dinner, or as a “tide-me-over” snack in between.

For these reasons, the GSS smoothie machine is tailored to the C-store environment. Our manufacturer, Blendtec (Div. of K-tec,) is the nation’s foremost developer of automated dispensing/blending equipment, with a solid reputation for quality and a successful track record. The self-serve smoothie machine designed for GSS by Blendtec currently has US patents and patents pending and has Electrical Testing Laboratories (ETL) and National Safety Federation (NSF) certification.

The machine is designed to accommodate easy-to-use modular “bag in box” cased product, the puree. These puree formulations have been developed and co-branded exclusively for GSS and are manufactured and distributed on our behalf.

The flavor line has the capacity for future expansion and modification, with an initial menu that includes eleven fruit-based choices and one coffee-based offering. GSS will promote, install, and maintain the machines using a nationwide sales force and a network of trained service technicians.

Management believes that an expansion strategy focusing on C-stores and other approved channels would provide a great degree of quality and add significant scale to our business model, further enabling an aggressive expansion strategy. We intend to follow a strategy of expanding store locations in existing markets. We will grow our concept and brand through several channels simultaneously, including C-stores and other retail channels.

The market for self-serve smoothies is well-defined. There were over 144,875  convenience stores in the United States in 2006 and, according to the Food Marketing Institute, these stores accounted for nearly $174 billion in non-petroleum sales. We believe this represents an unparalleled opportunity to leverage the nation’s largest convenience store chains like 7-ELEVEN, who reported that for the preceding three years the company had opened new stores at the rate of one every 5 hours and 15 minutes, worldwide.

C-store retail market penetration provides ready access to a consumer population that numbers in the hundreds of millions - a population that is increasingly, and importantly, undergoing two key behavioral shifts. Specifically, these consumers are:

1.	seeking healthier alternatives to traditional cold beverage drinks; and
2.	making purchase decisions that help reinforce a more active lifestyle.

A 2006 Meyers Research Center (MRC) study found that more and more consumers are making C-store purchases based on the role such stores play “in their day to day activities.” In other words, consumers are increasingly stopping at convenience stores because they have a specific category purchase in mind. And according to the same MRC study, cold beverages are the most typical of these planned purchases.  More consumers (approximately 51%) go to convenience stores to purchase cold beverages than they do for any other reason, including buying gas or food.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED MARCH 31, 2009

FOR THE PERIOD ENDED March 31, 2009 we had only limited revenues and significant expenses.

LIQUIDITY

We have cash assets at December 31, 2008 of $6,598. We will be reliant upon shareholder loans, private placements or public offerings of equity to fund any kind of operations.  We have secured no sources of loans (except for our factoring arrangements with Vertex.) We had cash flow during the year ended December 31, 2008 of $6,847 and revenue of $169,318

SHORT TERM

On a short-term basis, we have generated revenues to cover operations.  However, we will have insufficient revenue to satisfy current and recurring liabilities as we continue to build the business. For short term needs we will be dependent on receipt, if any, of public offering or private placement proceeds.

Our assets consist of a checking account with a balance of $6,598, a sales finance account with $31,660, all as of December 31, 2008, with total current assets of $42,626 including active inventory.

Our total liabilities were $38,835 at December 31, 2008.  Subsequently, we are incurring significant liabilities in connection with our registration statement on Form S-1.

The following table sets forth an estimate of the costs and expenses payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee	$300
Blue Sky Expense	3,000
Legal fees and expenses	45,000
Accountants’ fees and expenses	7,000
Printing expenses	5,000
Total	$60,300

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by the Company.

CAPITAL RESOURCES

We have only common stock as our capital resource.

As we continue to build markets for GSS products and programs, substantial capital will be needed to pay for sales and marketing, website development, equipment and product, plus usual start up and normal operating costs.

NEED FOR ADDITIONAL FINANCING

We do not have capital sufficient to meet our expected cash requirements; therefore, we will have to seek loans or equity placements.

No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

We will need additional capital to support our proposed future development.  We have minimal revenues.  We have no committed source for additional funding.  No representation is made that any funds will be available when needed.  In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or income, and could fail in business as a result of these uncertainties.

For total start-up capital needs, we have budgeted $5,000,000 for our first 12 months of operations to build the requisite infrastructure to support our initial sales goals.  The funds allocated are intended to be used for the daily operation of the business, such as legal expenses, insurance, travel and entertainment, rent, office and training expenses.

LIMITED FINANCING

We may borrow money to finance our future operations. Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so. Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated minimal revenues, has accumulated a profit of $3,031 during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

We do not have any debt or long-term commitments. We need to raise approximately $5,000,000 to execute our initial sales goals.  We continue to seek financing, but there are no guarantees that we will be able to do so.

Describe any unusual or infrequent events or transactions or any significant economic changes that materially affected the amount of reported income from continuing operations and, in each case, indicate the extent to which income was so affected. In addition, describe any other significant components of revenues or expenses that, in the registrant's judgment, should be described in order to understand the registrant's results of operations.

In the month of November, 2008, Blockbuster Video announced the placement of the GSS Self-Serve Smoothie Program into new Blockbuster Media locations throughout the Reno, Nevada, area. However, this does not guarantee this chain will purchase or participate in the future.

Our Research & Development has been conducted with participation by Management at 7-ELEVEN, Inc, K-Tec (Blendtec,) and others to assure our product offerings align most closely with the requirements of 7-ELEVEN and the needs of our initial target convenience store market.  However, this does not guarantee this chain will purchase the Company’s programs or products or participate in the future.  7-ELEVEN is currently reviewing the equipment and developing goals for testing.  A franchisee of Exxon-Mobil, Scotties Rockwall, which additionally operates for Shell and others, is under contract with GSS  to test the GSS smoothie program over the Summer 2009.

Describe any known trends or uncertainties that have had or that the registrant reasonably expects will have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations.

At this time we know of no specific trends or uncertainties that would materially impact our current business plan.

If the registrant knows of events that will cause a material change in the relationship between costs and revenues (such as known future increases in costs of labor or materials or price increases or inventory adjustments), the change in the relationship shall be disclosed.

At this time we know of no specific events or uncertainties that would materially impact our current business plan

To the extent that the financial statements disclose material increases in net sales or revenues, provide a narrative discussion of the extent to which such increases are attributable to increases in prices or to increases in the volume or amount of goods or services being sold or to the introduction of new products or services.

There have been no material changes in net sales or revenues.

For the two most recent fiscal years of the registrant, or for those fiscal years in which the registrant has been engaged in business, whichever period is shortest, discuss the impact of inflation and changing prices on the registrant's net sales and revenues and on income from continuing operations.

The Company has had limited operations over the past years and has not seen a significant impact from inflation and changing prices.  However, one can only assume as the company grows it would need to make necessary adjustments to higher prices and future market conditions as would all of its competitors to stay competitive in the market place.

CRITICAL ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

DIVIDENDS

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE AND COST RECOGNITION

We recognize revenue at the time the products are shipped to customers or third parties. When we perform services under service contracts, revenue is recognized upon the completion of the services on specified machines. We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10). Issue 00-10 requires that all amounts billed to customers related to shipping and handling should be classified as revenues. Our product costs include amounts for shipping and handling, therefore, we charge our customers shipping and handling fees at the time the products are shipped or when services are performed. The cost of shipping products to the customer is recognized at the time the products are shipped to the customer and our policy is to classify them as shipping expenses. The cost of shipping products to the customer is classified as shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition, corrected copy (SAB 104) address certain criteria for revenue recognition. SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

WARRANTY COSTS

The Company's financial statements reflect accruals for potential warranty claims based on the Company's best estimation.  Estimated product warranty costs are accrued at the time products are sold.  At the current time, we provide a 3 year limited warranty on the machines we sell.  Our manufacture has taken the position of warranting the machines for the 1st year and Global Smoothie Supply covers the warranty for the 2nd and 3rd years.

Accordingly, we have reserved amounts for those potential warranty claims. As of 3/31/2009 and 12/31/2008, those amounts stood at $9,600 and $9,600 respectively.  To date, no warranty claims have been made against these amounts.

The need for additional reserves is not known at this time. We do not have sufficient historical knowledge as to determine whether our estimates are correct.  As we develop additional experience, our liability may change and these reserves may be adjusted to meet the additional warranty costs.

INCOME TAXES

At December 31, 2008, the Company had net operating profit of $3,031.

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155, 157, and 158 and their effect on the Company.

Statement No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans"-an amendment of FASB Statements No. 87, 88, 106, and 123R. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements.

Statement No. 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statement No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities , and No. 140,  Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ..

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

OFFICERS AND KEY PERSONNEL OF THE COMPANY

The address of each executive officer and director is c/o:
                Global Smoothie Supply, Inc.
4428 University Blvd.
Dallas, TX 75205

David C. Tiller - Founder, Chairman and CEO (Director, Age: 70)
A graduate of the University of Texas at Austin and former U.S. Army Captain, Mr. Tiller has held key staff positions in both the Texas Governor’s office and the United States Senate. Following these stints in public service, he transitioned into a successful private sector career, serving as VP for Administration and Corporate Communications for both Wylain Corporation and Sunshine Mining Company. In these positions his duties included marketing, advertising, public and investor relations, and coordinated the construction of corporate headquarters and branch offices.

Together with business partner Don Roberts, David developed The Workout Warehouse, one of the first on-line sports nutrition stores for the US health club industry. By the time they sold the company two years later, over 600 health club facilities and related websites used this service - a figure that represents an opt-in database of over one million consumers worldwide.

Donald M. Roberts - Founder, Vice-Chairman, Chief Financial Officer and Treasurer (Director, Age: 58)
As a business analyst for Fortune 100 companies, Mr. Roberts has designed, supervised, and implemented numerous unit- and enterprise-wide projects. He developed a reputation for efficiency in strategic processes such as optimization, streamlining and recalibrating operations in a variety of functional areas, including:

•	Accounts Receivables/Payables
•	Banking/Finance
•	Tax/Tax Audit
•	Wholesale Marketing/Manufacturing
•	Supply Chain/ Distribution
•	Logistics

He also developed expertise in cash management, billing, the Global OSHA Initiative, and digital documentation database administration. In the oil and gas, jet fuel, shipping, and banking industries, Mr. Roberts was routinely responsible for ensuring the accurate processing of hundreds of millions of dollars daily. In 1995, he was an HP “Best Practices Award” nominee.

Harry B. Ireland - Founder, Vice-Chairman, Chief Legal Officer and Secretary (Director, Age: 70)
Mr. Ireland served as Chairman and Managing Director of London-based commodity trading and brokerage company, Sunshine Mining of London, Ltd., with offices in New York, Marbella, and Düsseldorf. He also served as Vice President and Chief Legal Officer of Sunshine Mining Company, engaged in precious metals mining and oil and gas production.  He was previously Vice President and General Counsel for Cook International, Inc., a Fortune 100 Company, then the world’s third largest grain exporter, where he supervised all domestic and international legal activities.  His General Counsel duties gave him a broad array of legal experience, including:

•	negotiating mergers and acquisitions;
•	international business transactions; and
•	U.S. Securities & Exchange Commission regulatory compliance.

Mr. Ireland’s duties also included state and federal governmental relations as well as shareholder relations. Currently in private law practice, Mr. Ireland is experienced in domestic and international commercial contract negotiations and operations.  He studied law at Die Freie Universität Berlin and received his Juris Doctor from the Tulane University School of Law.

John W. Gohsman President and COO (Director, Age: 50)
Mr. Gohsman is a seasoned executive who brings with him over 25 years of soft drink experience including 20 years at Cadbury Schweppes plc.  Cadbury Schweppes is the world’s third largest soft drink company and owner of such top brands as Dr Pepper, Seven Up, and Snapple.  In 2001, following the acquisition of Slush Puppie Brands, Mr. Gohsman was named the Vice President and General Manager of The Slush Puppie Frozen Drink Division, an independent operating unit of the Dr Pepper/Seven Up Company.  He structured, staffed and ran this division from 2001-2006.  In 2006, he led the divestiture of Slush Puppie Brands, resulting in a successful sale to the Icee Company, a subsidiary of J&J Snack Corp.

In addition to his General Manager experience, Mr. Gohsman has extensive functional experience in sales, marketing, and strategic planning.  Other key leadership positions he held at Cadbury Schweppes plc include:

•	Vice President of Franchise;
•	Vice President of Commercial Integration;
•	Division Sales Manager.

Jim Kline Controller (Age: 52)
Mr. Kline is an experienced financial officer who specializes in consumer products, retail, and business process outsourcing. He has not only helped organizations manage periods of extreme growth, but also revived stagnant businesses and turned around others that were in steep decline. He has held leadership positions with organizations such as 7-ELEVEN, Blockbuster, Cadbury Schweppes, plc, FedEx, PepsiCo, and Zenith Electronics. He previously served on the faculty of Penn State and authored a series of case studies that have been used at Penn State, the University of Michigan, and other universities.

A columnist for the E-zine “Where IT’s @,” Mr. Kline is co-author of the FedEx Financial Logistics Impact Workbook and has been a  regular participant and speaker at national symposia on logistics and management. His professional affiliations include the Institute of Management Accountants and the Financial Executive Network Group.

DIRECTORS OF THE COMPANY

Number of Directors: 4

Directors are elected annually.

List of Outside/Independent Directors

None

Have any of the Officers or Directors ever worked for or managed a company in the same business as the Company?

Yes (See Messrs. Gohsman and Kline, above)

If any of the Officers, Directors or other key personnel have ever worked for or managed a company in the same business or industry as the Company or in a related business or industry, describe what precautions, if any, (including the obtaining of releases or consents from prior employers) have been taken to preclude claims by prior employers for conversion or theft of trade secrets, know-how or other proprietary information.

No action has been taken in this regard.

If the Company has never conducted operations or is otherwise in the development stage, indicate whether any of the Officers or Directors has ever managed any other company in the start-up or development stage and describe the circumstances, including relevant dates.

David Tiller, together with business partner Don Roberts, developed The Workout Warehouse, one of the first on-line sports nutrition stores for the US health club industry. By the time they sold the company in 2004, over 600 health club facilities and related websites used this service - a figure that represents an opt-in database of over one million consumers worldwide.

If any of the Company's key personnel are not employees but are consultants or other independent contractors, state the details of their engagement by the Company.

Kevin Cooper - Senior Industry Consultant to GSS
From 2004 to 2006, Mr. Cooper was the 7-ELEVEN National Category Manager for Slurpee® and Fountain Beverages, where his duties covered the procurement, merchandising, and marketing of Slurpee® and Big Gulp® beverage brands for 7-ELEVEN’s 5,800 U.S. locations. Some of his major responsibilities included:

•	sourcing and distribution of all beverage supplies and dispensing equipment;
•	negotiating national supply agreements;
•	leading innovation meetings with key vendors, including Hershey’s, Kraft, and Pepsi;
•	developing pricing strategy, consistently achieving category budget goals;
•	coordinating all advertising initiatives, including media planning efforts for Slurpee.com.

Mr. Cooper has negotiated sponsorship and beverage partnerships with major companies such as Apple, AOL, Nintendo, LucasFilms, Warner Brothers, and Disney.

From 2001 to 2004, he served as National Category Manager for Retail Services. On his watch, retail sales revenue surpassed $351 million, becoming the fastest growing retail category within 7-ELEVEN stores from 2001 to 2003. He envisioned and implemented the company’s successful addition of the first national private-brand MVNO prepaid wireless program, 7-ELEVEN Speak Out Wireless.

If the Company has key man life insurance policies on any of its Officers, Directors or key personnel, explain, including the names of the persons insured, the amount of insurance, whether the insurance proceeds are payable to the Company and whether there are arrangements that require the proceeds to be used to redeem securities or pay benefits to the estate of the insured person or a surviving spouse.

None at this time.

If a petition under the Bankruptcy Act or any State insolvency law was filed by or against the Company or its Officers, Directors or other key personnel, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years, set forth below the name of such persons, and the nature and date of such actions.

N/A

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

We do not currently compensate our Officers and Directors, as outlined in this document. We do not currently offer benefits, such as health or life insurance.

Summary Compensation
David C. Tiller, Donald M. Roberts, Harry B. Ireland and John W. Gohsman have employment agreements. These members of our management team currently are employed on a contract basis and may resign from employment at any time.

STOCK AND OPTION AWARDS

There have been no stock options or awards other than the original “founders” stock, which was purchased by the founders.

DIRECTORS’ COMPENSATION

Directors are not compensated.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

David C. Tiller, Donald M. Roberts, Harry B. Ireland and John W. Gohsman have employment agreements.

INCENTIVE STOCK OPTION PLAN AND INCENTIVE STOCK OPTION AGREEMENT

None at this time.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

None at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The officers and directors currently own 76,000,000 common shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

	Percent of	Number of
	Voting	Common
Beneficial Owner Officer/Directors (1)	Shares Owned (2)	Shares Owned (3)
David C. Tiller – Chief Executive Officer	39.5%	38,250,000
Donald M. Roberts – Chief Strategy Officer	19.4%	18,750,000
Harry B. Ireland – Chief Legal Officer	18.6%	18,000,000
John W Gohsman –Chief Operating Officer	1%	1,000,000

Total Shares Outstanding	96,819,270
Total Shares Authorized	100,000,000

The address of each executive officer and director is c/o the Company.

(1) As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2) Assumes the sale of the maximum amount of this offering (the Company shares of common stock) by the Company.

(3) The aggregate amount of shares to be issued by the Company and outstanding after the offering is 96,819,270.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Texas.

In so far as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this Prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered:

SEC registration fee	$300
Blue Sky Expense	3,000
Legal fees and expenses	45,000
Accountants’ fees and expenses	7,000
Printing expenses	5,000
Total	$60,300

All amounts except the SEC registration fee are estimated.  All of the expenses set forth above are being paid by us.

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 4 of the Articles of Incorporation (as amended) address indemnification of Directors and Officers and provides for the following:

“No director of the corporation will be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except as provided by the Code; and, the corporation will indemnify its directors and officers to the fullest extent permitted by the Code and may, of and to the extent authorized by the board of directors, indemnify any other person whom it has the power to indemnify against liability, reasonable expense, or any other matter whatever; and, the corporation may at the discretion of the board of directors purchase and maintain insurance on behalf of the corporation and any person whom it has the power to indemnify pursuant to law, the certificate of formation, or these bylaws, or otherwise.”

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES

From March 1st, 2009, thru July 7th, 2009, the Company sold 819,270 common shares to 47 individual shareholders (23 accredited and 24 non-accredited investors) at a price of $0.15 per share utilizing the Reg. D, Rule 506 exemption.

(See table in section titled “SELLING SHAREHOLDERS” starting on page 18.)

ITEM 16.    EXHIBITS

The following exhibits are included with this registration statement:

Exhibit Number	Name/Identification of Exhibit

3.1 3.2	Articles of Incorporation Bylaws
5.1	Opinion of Novi & Wilkin, Esq. Attorneys at Law
10.1	Scotties Rockwall Agreement
10.2	Blendtec Agreement
23.1	Consent of Independent Auditor
23.2	Consent of Counsel (See Exhibit 5.1)

ITEM 17.   UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

(a)   To File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

(i)    Include any Prospectus required by section 10(a)(3) of the Securities Act;

(ii)  Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas on July 8th, 2009.

Global Smoothie Supply, Inc.
(Registrant)

By: /s/ David C. Tiller
David C. Tiller
Chairman and CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Tiller David C. Tiller	Chairman and CEO (principal executive officer)	July 8th 2009
/s/ Donald M. Roberts Donald M. Roberts	Vice-Chairman, CFO and Treasurer (principal financial officer)	July 8th 2009
/s/ Harry B. Ireland Harry B. Ireland	Vice-Chairman, CLO and Secretary	July 8th 2009
/s/ John W. Gohsman John W. Gohsman	President and COO, Director	July 8th 2009
/s/ Jim Kline Jim Kline	Controller (principal accounting officer)	July 8th 2009